EXHIBIT 10.14

                            MERRILL LYNCH LETTERHEAD




                                                             June 30, 2004



Mr. Floyd Warkol/President
KSW Mechanical Services Inc.
37-16 23rd Street
Long Island City, NY 11101

RE:  WCMA LINE OF CREDIT NO. 862-07W54 ("WCMA LINE OF CREDIT")

Dear Mr. Warkol,

It is the understanding of Merrill Lynch Business Financial Services Inc. ("MLBFS") that KSW Mechanical Services Inc. ("Customer") is seeking alternative financing for the WCMA Line of Credit with other lenders, and intends to fully repay any obligations to MLBFS and discontinue the WCMA Line of Credit by August 31, 2004. Pursuant to that understanding, this letter will serve to advise you that MLBFS has approved a temporary renewal of the WCMA Line of Credit until August 31, 2004. In connection with this extension, a $2,000.00 fee will be charged to WCMA Account No. 862-07W54. On August 31, 2004, MLBFS will, without any further action of the parties, discontinue the WCMA Line of Credit and downgrade Customer's WCMA Account No. 862-07W54 to a WCMA cash account.

If you have any questions, please contact me at (312) 499-3234.

Very truly yours,

Merrill Lynch Business Financial Services Inc.



By:   /s/ Matthew Pfeifer
     ------------------------
     Matthew Pfeifer
     Senior Credit Manager



cc:  Diane Lipman
     Anthony Luppino